EXHIBIT 32.1
CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Quarterly Report of Las Vegas Gaming, Inc. (the “Company”) on Form 10-QSB for the quarterly period ended September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Russell R. Roth, Chief Executive Officer, and Bruce A. Shepard, Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Russell R. Roth	Dated: November 14, 2006
Russell R. Roth
Title:	Chief Executive Officer

By:	/s/ Bruce A. Shepard	Dated: November 14, 2006
Bruce A. Shepard
Title:	Chief Financial Officer
     This certification is made solely for the purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.

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